Two Harbors Investment Corp. Reports Third Quarter 2021 Financial Results
Performance Supported By Spread Tightening in High Coupon RMBS

NEW YORK, November 8, 2021 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2021.
Quarterly Summary
•Reported book value of $6.40 per common share, representing a 2.3% quarterly return on book value(1)
•Generated Comprehensive Income of $45.2 million, representing an annualized return on average common equity of 9.1%
•Reported Earnings Available for Distribution, or EAD (formerly Core Earnings), of $73.6 million, or $0.24 per weighted average basic common share(2)
•Declared a third quarter common stock dividend of $0.17 per share
•Continued to grow mortgage servicing rights (MSR) portfolio
◦Settled on $14.0 billion unpaid principal balance (UPB) generated through flow-sale program
◦Closed on $15.3 billion UPB through bulk transactions
•Issued 40 million shares of common stock through an underwritten offering for net proceeds of approximately $256.5 million

Post-Quarter End Update
•Issued 30 million shares of common stock through an underwritten offering for net proceeds of approximately $193.7 million
•Expect to settle on outstanding commitments of $21 billion UPB of MSR through bulk transactions in upcoming quarters

“We are pleased with our third quarter performance, which includes a 2.3% economic return on book value.” stated Bill Greenberg, Two Harbors’ President, Chief Executive Officer and Chief Investment Officer. “There was robust activity in our MSR program where we settled on $29 billion UPB during the quarter and committed to purchase another $21 billion UPB. With our recent capital issuances, we continue to position the company to deploy capital in MSR, and in RMBS as attractive opportunities arise.”

(1)     Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)    Earnings Available for Distribution (formerly Core Earnings) is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.

Beginning with this reporting period for the three months ended September 30, 2021, the previously reported non-GAAP measure Core Earnings will be referred to as Earnings Available for Distribution, or EAD(1). Also beginning with this reporting period, EAD includes U.S. Treasury futures income. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2021 and second quarter of 2021:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$45,226	$0.15	9.1%	$(194,606)	$(0.71)	(40.7)%
GAAP Net Income (Loss)	$52,576	$0.17	10.5%	$(131,707)	$(0.48)	(27.5)%
Earnings Available for Distribution(1)(2)	$73,607	$0.24	14.7%	$51,519	$0.19	10.8%

Operating Metrics
Dividend per common share	$0.17			$0.17
Annualized dividend yield(3)	10.7%			9.0%
Book value per common share at period end	$6.40			$6.42
Return on book value(4)	2.3%			(9.6)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(5)	$12,858			$12,469
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(5)	1.9%			1.9%
________________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(2)EAD includes U.S. Treasury futures income of $0.03 per basic common share for the three months ended September 30, 2021. Had U.S. Treasury futures income been included for the three months ended June 30, 2021, EAD would have been $0.02 higher, or $0.21 per basic common share.
(3)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(4)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(5)Excludes non-cash equity compensation expense of $2.6 million for the third quarter of 2021 and $4.6 million for the second quarter of 2021 and nonrecurring expenses of $1.2 million for the third quarter of 2021 and $1.4 million for the second quarter of 2021.

Portfolio Summary
As of September 30, 2021, the company’s portfolio was comprised of $8.9 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional hedges. Additionally, the company held $9.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2021 and June 30, 2021:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2021		As of June 30, 2021
	(unaudited)		(unaudited)
Agency
Fixed Rate	$6,647,517	74.5%	$7,824,889	78.9%
Other Agency(1)	54,291	0.6%	60,061	0.6%
Total Agency	6,701,808	75.1%	7,884,950	79.5%
Mortgage servicing rights(2)	2,213,312	24.8%	2,020,106	20.4%
Other	8,173	0.1%	5,559	0.1%
Aggregate Portfolio	8,923,293		9,910,615
Net TBA position(3)	8,973,364		7,164,835
Total Portfolio	$17,896,657		$17,075,450

Portfolio Metrics	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(4)	3.33%	2.72%
Annualized cost of funds on average borrowing balance during the quarter(5)	0.78%	0.79%
Annualized net yield for aggregate portfolio during the quarter	2.55%	1.93%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Includes interest income on RMBS and servicing income, net of servicing expenses and amortization on MSR.
(5)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of September 30, 2021	As of June 30, 2021
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(1)	$104.86	$105.03
Weighted average three month CPR on Agency RMBS	30.1%	32.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.1%	99.2%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.9%	0.8%
______________
(1)Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2021	As of June 30, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$194,393,942	$185,209,738
Weighted average gross coupon	3.4%	3.5%
Weighted average current loan size	$321	$312
Weighted average original FICO score(2)	758	758
Weighted average original LTV	72%	72%
60+ day delinquencies	1.7%	2.2%
Net servicing fee	26.4 basis points	26.5 basis points

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021
	(unaudited)	(unaudited)
Fair value losses	$(42,500)	$(268,051)
Servicing income	$122,960	$112,816
Servicing expenses	$21,401	$18,503
Change in servicing reserves	$(378)	$163
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2021	As of June 30, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$8,742,000	$6,854,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$17,036,595	$15,646,953
Swaptions net notional, utilized as macroeconomic hedges	(941,000)	(201,000)
Total interest rate swaps and swaptions notional	$16,095,595	$15,445,953
________________
(3)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of September 30, 2021 and June 30, 2021:

September 30, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$6,998,701	0.18%	3.61	16
Repurchase agreements collateralized by MSR	125,000	4.00%	5.98	1
Total repurchase agreements	7,123,701	0.25%	3.65	17
Revolving credit facilities collateralized by MSR and related servicing advance obligations	420,761	3.42%	17.52	4
Term notes payable collateralized by MSR	396,479	2.89%	32.84	n/a
Unsecured convertible senior notes	424,270	6.25%	38.32	n/a
Total borrowings	$8,365,211

June 30, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$8,225,622	0.22%	2.47	15
Repurchase agreements collateralized by MSR	125,000	4.00%	9.01	1
Total repurchase agreements	8,350,622	0.28%	2.56	16
Revolving credit facilities collateralized by MSR and related servicing advance obligations	533,519	3.68%	13.94	4
Term notes payable collateralized by MSR	396,183	2.89%	35.87	n/a
Unsecured convertible senior notes	423,742	6.25%	38.32	n/a
Total borrowings	$9,704,066

Borrowings by Collateral Type	As of September 30, 2021		As of June 30, 2021
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$6,997,972		$8,224,426
Mortgage servicing rights and related servicing advance obligations	942,240		1,054,702
Other - secured	729		1,196
Other - unsecured(1)	424,270		423,742
Total	$8,365,211		$9,704,066

Debt-to-equity ratio at period-end(2)	3.1	:1.0	3.9	:1.0
Economic debt-to-equity ratio at period-end(3)	6.1	:1.0	6.5	:1.0

Cost of Funds Metrics	Three Months Ended September 30, 2021		Three Months Ended June 30, 2021
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.0%		0.9%
Agency RMBS and Agency Derivatives	0.2%		0.2%
Mortgage servicing rights and related servicing advance obligations(4)	4.4%		4.5%
Other - secured	1.8%		1.9%
Other - unsecured(1)(4)	6.9%		6.7%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 9, 2021 at 9:00 a.m. ET to discuss third quarter 2021 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on November 9, 2021, through 12:00 p.m. ET on November 23, 2021. The playback can be accessed by calling (877) 660-6853, conference code 13723524. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation with PRCM Advisers related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and earnings available for distribution per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $6,369,038 and $14,043,175, respectively; allowance for credit losses $15,429 and $22,528, respectively)	$6,664,744	$14,650,922
Mortgage servicing rights, at fair value	2,213,312	1,596,153
Cash and cash equivalents	1,076,216	1,384,764
Restricted cash	783,974	1,261,667
Accrued interest receivable	27,676	47,174
Due from counterparties	336,554	146,433
Derivative assets, at fair value	53,044	95,937
Reverse repurchase agreements	85,000	91,525
Other assets	244,028	241,346
Total Assets	$11,484,548	$19,515,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,123,701	$15,143,898
Revolving credit facilities	420,761	283,830
Term notes payable	396,479	395,609
Convertible senior notes	424,270	286,183
Derivative liabilities, at fair value	82,895	11,058
Due to counterparties	112,255	135,838
Dividends payable	67,311	65,480
Accrued interest payable	10,523	21,666
Other liabilities	111,465	83,433
Total Liabilities	8,749,660	16,426,995
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 and 40,050,000 shares issued and outstanding, respectively ($726,250 and $1,001,250 liquidation preference, respectively)	702,550	977,501
Common stock, par value $0.01 per share; 700,000,000 shares authorized and 313,900,227 and 273,703,882 shares issued and outstanding, respectively	3,139	2,737
Additional paid-in capital	5,429,155	5,163,794
Accumulated other comprehensive income	299,899	641,601
Cumulative earnings	1,214,277	1,025,756
Cumulative distributions to stockholders	(4,914,132)	(4,722,463)
Total Stockholders’ Equity	2,734,888	3,088,926
Total Liabilities and Stockholders’ Equity	$11,484,548	$19,515,921

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$35,837	$89,200	$134,581	$443,614
Other	203	516	1,011	8,936
Total interest income	36,040	89,716	135,592	452,550
Interest expense:
Repurchase agreements	5,761	18,652	21,212	222,068
Revolving credit facilities	5,605	2,391	17,375	8,748
Term notes payable	3,249	3,321	9,685	11,678
Convertible senior notes	7,267	4,821	20,743	14,366
Federal Home Loan Bank advances	—	—	—	1,747
Total interest expense	21,882	29,185	69,015	258,607
Net interest income	14,158	60,531	66,577	193,943
Other income (loss):
Gain (loss) on investment securities	28,642	(9,107)	119,991	(1,037,222)
Servicing income	122,960	99,114	342,895	342,802
(Loss) gain on servicing asset	(42,500)	(112,763)	16,887	(938,219)
(Loss) gain on interest rate swap and swaption agreements	(3,947)	1,401	5,102	(296,117)
(Loss) gain on other derivative instruments	(15,019)	65,596	(239,718)	8,734
Other income (loss)	—	84	(5,701)	948
Total other income (loss)	90,136	44,325	239,456	(1,919,074)
Expenses:
Management fees	—	5,759	—	31,738
Servicing expenses	21,041	26,197	64,668	70,049
Compensation and benefits	9,198	10,099	28,645	26,503
Other operating expenses	7,406	8,877	22,111	21,389
Restructuring charges	—	(139,788)	—	6,000
Total expenses	37,645	(88,856)	115,424	155,679
Income (loss) before income taxes	66,649	193,712	190,609	(1,880,810)
Provision for (benefit from) income taxes	325	(8,202)	2,088	(39,504)
Net income (loss)	66,324	201,914	188,521	(1,841,306)
Dividends on preferred stock	13,748	18,950	44,711	56,851
Net income (loss) attributable to common stockholders	$52,576	$182,964	$143,810	$(1,898,157)
Basic earnings (loss) per weighted average common share	$0.17	$0.67	$0.50	$(6.94)
Diluted earnings (loss) per weighted average common share	$0.17	$0.64	$0.49	$(6.94)
Dividends declared per common share	$0.17	$0.14	$0.51	$0.33
Weighted average number of shares of common stock:
Basic	307,773,420	273,705,785	285,192,353	273,567,998
Diluted	346,730,073	291,876,935	319,966,115	273,567,998

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income (loss)	$66,324	$201,914	$188,521	$(1,841,306)
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(7,350)	36,216	(341,702)	30,940
Other comprehensive (loss) income	(7,350)	36,216	(341,702)	30,940
Comprehensive income (loss)	58,974	238,130	(153,181)	(1,810,366)
Dividends on preferred stock	13,748	18,950	44,711	56,851
Comprehensive income (loss) attributable to common stockholders	$45,226	$219,180	$(197,892)	$(1,867,217)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,	Three Months Ended June 30,
	2021	2021
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Earnings Available for Distribution:
Comprehensive income (loss) attributable to common stockholders	$45,226	$(194,606)
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	7,350	62,899
Net income (loss) attributable to common stockholders	$52,576	$(131,707)

Adjustments for non-EAD:
Realized gain on securities	(21,087)	(15,493)
Unrealized (gain) loss on securities	(7,714)	49,620
Provision for credit losses	159	7,392
Realized and unrealized (gain) loss on mortgage servicing rights	(23,749)	202,651
Realized gain on termination or expiration of interest rate swaps and swaptions	(5,220)	(8,642)
Unrealized loss (gain) on interest rate swaps and swaptions	13,608	(13,607)
Loss (gain) on other derivative instruments	61,355	(24,721)
Change in servicing reserves	(378)	163
Non-cash equity compensation expense	2,559	4,611
Other nonrecurring expenses	1,187	1,397
Net provision for (benefit from) income taxes on non-EAD	311	(20,145)
Earnings available for distribution to common stockholders(1)	$73,607	$51,519

Weighted average basic common shares	307,773,420	273,718,561
Earnings available for distribution to common stockholders per weighted average basic common share(2)	$0.24	$0.19
_____________
(1)Beginning with this reporting period for the three months ended September 30, 2021, the previously reported non-GAAP measure Core Earnings will be referred to as Earnings Available for Distribution, or EAD. EAD is a non-GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for (reversal of) credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.
(2)EAD includes U.S. Treasury futures income of $0.03 per basic common share for the three months ended September 30, 2021. Had U.S. Treasury futures income been included for the three months ended June 30, 2021, EAD would have been $0.02 higher, or $0.21 per basic common share.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY EARNINGS AVAILABLE FOR DISTRIBUTION
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(unaudited)
Net Interest Income:
Interest income	$36.0	$43.4	$56.1	$72.5	$89.7
Interest expense	21.9	24.4	22.7	22.6	29.2
Net interest income	14.1	19.0	33.4	49.9	60.5
Other income:
Servicing income, net of amortization(1)	56.7	47.4	43.8	41.1	42.2
Interest spread on interest rate swaps	4.5	2.4	1.7	2.0	0.8
Gain on other derivative instruments	46.3	26.6	18.9	43.5	32.9
Other income	—	—	0.1	0.1	0.1
Total other income	107.5	76.4	64.5	86.7	76.0
Expenses	34.2	31.0	36.2	37.3	43.5
Earnings available for distribution before income taxes	87.4	64.4	61.7	99.3	93.0
Income tax (benefit) expense	—	(0.8)	(1.3)	(1.7)	(1.5)
Earnings available for distribution	87.4	65.2	63.0	101.0	94.5
Dividends on preferred stock	13.8	13.7	17.2	19.0	18.9
Earnings available for distribution to common stockholders(2)	$73.6	$51.5	$45.8	$82.0	$75.6
Earnings available for distribution to common stockholders per weighted average basic common share(3)	$0.24	$0.19	$0.17	$0.30	$0.28
Earnings available for distribution return on average common equity	14.7%	10.8%	8.8%	15.9%	15.7%
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(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Earnings Available for Distribution. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Earnings Available for Distribution, or EAD (formerly Core Earnings), is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(3)EAD includes U.S. Treasury futures income of $0.03 per basic common share for the three months ended September 30, 2021. Had U.S. Treasury futures income been included for the three months ended June 30, 2021 and March 31, 2021, EAD would have been $0.02 higher, or $0.21 per basic common share, and $0.01 higher, or $0.18 per basic common share, respectively. U.S. Treasury futures income was de minimis in prior quarters.